Exhibit 10.2

WMLM
101695/226
Execution

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is made and entered into as of the 23rd day of November, 2011 by and between MKTG, Inc., a Delaware corporation (“Borrower”), TD Bank, N.A., a national banking association (“Lender”) and the holders of the Preferred Shares (as defined below) listed on Exhibit A hereto (the “Holders”) with respect to the following:

RECITALS

WHEREAS, Borrower and Lender have entered into that certain Loan and Security Agreement, dated as of the date hereof (the “Loan Agreement”), pursuant to which Lender shall extend the Revolving Credit (as defined in the Loan Agreement) to Borrower;

WHEREAS, the Holders own all of the outstanding shares of the Borrower’s Series D Convertible Participating Preferred Stock (the “Preferred Shares”);

WHEREAS, in addition to their Preferred Shares, the Holders hold certain senior secured notes (the “Senior Secured Notes”) issued by Borrower, the obligations under which shall be repaid from the proceeds of the Revolving Credit;

WHEREAS, pursuant to the terms of the Certificate of Designation, Preferences and Rights of Series D Convertible Participating Preferred Stock filed with the Delaware Secretary of State on December 15, 2009 (the “Certificate of Designation”), the Holders have the right to require the Borrower to redeem their respective Preferred Shares under certain circumstances and at redemption prices set forth in the Certificate of Designation;

WHEREAS, as a condition to the extension of the Revolving Credit, Lender is requiring the Holders to execute this Agreement pursuant to which the Holders shall forbear from exercising certain of their aforementioned redemption rights; and

WHEREAS, each of the Holders will derive a substantial benefit from Lender’s extension of the Revolving Credit, both as a holder of Senior Secured Notes and a holder of Preferred Shares.

NOW, THEREFORE, in consideration of the above premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereby agree as follows:

1.           Standstill
(a)           Each Holder hereby agrees that during the Standstill Period (as defined below), such Holder shall not exercise any of such Holder’s rights to cause the Borrower to redeem any of such Holder’s Preferred Shares (the “Redemption Rights”) as permitted pursuant to the terms of the Certificate of Designation. Notwithstanding the foregoing sentence, each Holder shall have the right to exercise such Holder’s Redemption Rights as set forth in (i) Section 2(d)(vii) of the Certificate of Designation and (ii) Section 8 of the Certificate of Designation; provided that, no Holder shall have the right to exercise such Holder’s Redemption Rights pursuant to said Section 8 unless the Change of Control (as defined in the Certificate of Designation) triggering the Redemption Rights has been consented to in writing by the Lender prior to the redemption of any Preferred Shares. For purposes of this Agreement, the term “Standstill Period” shall mean the period commencing on the date hereof and ending on the earliest to occur of (A) the date that all Obligations (as defined in the Loan Agreement, but excluding any obligations of Borrower under Sections 9.4 and 9.6 of the Loan Agreement) are paid and satisfied in full and the Revolving Credit has been terminated, (B) December 15, 2015 (the Maturity Date of the Preferred Shares) and (C) the first date on which a redemption right in compliance with Section 8 of the Certificate of Designations may be exercised pursuant to clause (ii) above.

(b)           The Borrower hereby agrees not to redeem any Preferred Shares or take any other action resulting in a violation or breach by any Holder of the terms of Section 1(a) above.

2.           Representation and Warranties.

(a)           Each Holder, as to itself, hereby represents and warrants to the Lender that:

(i)           This Agreement has been duly executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms;

(ii)           Neither the execution and delivery of this Agreement nor compliance with its terms will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien upon any property or assets of such Holder pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which such Holder may be party or by which such Holder or any of such Holder’s properties or assets may be bound, or violate any provision of law or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency; and

(iii)           Such Holder owns, of record and beneficially, the number of Preferred Shares listed opposite such Holder’s name on Exhibit A, free and clear of any liens, charges or encumbrances.

(b)           Borrower hereby represents and warrants to the Lender that:

(i)           This Agreement has been duly executed and delivered by Borrower and constitutes the valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms;

(ii)           Neither the execution and delivery of this Agreement nor compliance with its terms will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien upon any property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which Borrower may be party or by which Borrower or any of Borrower’s properties or assets may be bound, or violate any provision of law or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency; and

(iii)           As of the date hereof, the authorized capital stock of the Company consists of (i) 25,000,000 shares of common stock and (ii) 5,000,000 shares of preferred stock of which, as of the date hereof, 2,500,000 Preferred Shares are issued and outstanding. As of the date hereof, no shares of the Company’s Series A Preferred Stock, par value $0.001 per share, or Series B Preferred Stock, par value $0.001 per share, are outstanding. All shares of the Company’s Series C Preferred Stock, par value $4.00 per share, that were ever issued have been validly cancelled. As of the date hereof, the Holders own all of the outstanding Preferred Shares.

(c)           The Borrower hereby represents and warrants to the Holders that:

(i)           This Agreement has been duly executed and delivered by Borrower and constitutes the valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms;

(ii)           Neither the execution and delivery of this Agreement nor compliance with its terms will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien upon any property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which Borrower may be party or by which Borrower or any of Borrower’s properties or assets may be bound, or violate any provision of law or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency; and

(iii)           The Borrower is in compliance with the terms and conditions of the Certificate of Designation, the Securities Purchase Agreement (as defined in the Certificate of Designation), the Registration Rights Agreement (as defined in the Certificate of Designation), and all documents and agreements executed in connection with any of the foregoing, all of which are in full force and effect, enforceable against Borrower in accordance with their respective terms.

3.           Transfers and Issuances.

Until the end of the Standstill Period, each Holder hereby agrees that such Holder shall not Transfer (as defined below) any Preferred Shares and the Company hereby agrees not to issue any Preferred Shares unless and until the prospective transferee or preferred shareholder agrees to become a party to this Agreement and be bound by all the terms and conditions hereof by executing and delivering to Lender a joinder to this Agreement. For the purposes of this Agreement, the term “Transfer” means the sale, transfer, assignment, pledge, hypothecation, or other disposition of any Preferred Share by operation of law or otherwise.

4.           Legend

Until the end of the Standstill Period, so long as any of the Preferred Shares are subject to the provisions of this Agreement, all share certificates evidencing the ownership of any Preferred Shares shall bear a legend in substantially the following form:

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION (COLLECTIVELY, “TRANSFER”) OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED BY AND SUBJECT TO THE TERMS OF THE STANDSTILL AGREEMENT SIGNED BY THE CORPORATION AND ITS SERIES D PREFERRED SHAREHOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THIS CORPORATION. A TRANSFER IN VIOLATION OF THE TERMS OF SUCH STANDSTILL AGREEMENT WILL BE NULL AND VOID.

5.           Ratification.

The agreement not to exercise certain rights of redemption set forth herein constitutes an agreement between the Holders and the Lender (and not an agreement between the Holders and the Borrower). The Certificate of Designation shall continue in full force and effect in accordance with its original terms. The execution, delivery and performance of this Agreement shall not operate as a waiver of any right, power or remedy of the Holders under the Certificate of Designation, or constitute a waiver of any provision thereof.

6.           Miscellaneous.

(a)           THIS AGREEMENT, AND ALL MATERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF THIS AGREEMENT ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

(b)           No omission or delay by Lender in exercising any right or power under this Agreement will impair such right or power or be construed to be a waiver of any breach of this Agreement or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right.

(c)           The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

(d)           This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(e)           Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Any party may deliver such party’s signature to this Agreement by facsimile or other electronic transmission to the proper recipient. Any document signed by a party and delivered by facsimile or other electronic transmission and reasonably believed by the recipient to have been sent by or on behalf of that party shall (i) be binding upon and fully enforceable against that party as though it had delivered a manually-signed counterpart to the recipient and (ii) be accepted by any court as equivalent to a manually-signed counterpart for purposes of any evidentiary rule.

(f)           No amendment, waiver or modification hereof shall be binding or enforceable unless in writing and signed by the party to be charged.

(g)           The parties each hereby irrevocably consent to the non-exclusive jurisdiction of the Courts of the City and State of New York or the United States District Court for the District of New York County in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking. Each party waives any objection which such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Each party irrevocably agrees to service of process by certified mail, return receipt requested to the address of the appropriate party as set forth in the Loan Agreement or, in the case of the Holders, the books and records of Borrower.

(h)           BORROWER AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(i)           The obligations and representations of the Holder hereunder are several and not joint and several.

(j)           The Borrower agrees to pay all reasonable costs and expenses of or incurred by UCC-mktg Investment, LLC in connection with the negotiation, preparation, execution and delivery of this Agreement and any other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for UCC-mktg Investment, LLC.

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IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

BORROWER:

‘MKTG, INC.’

By:	/s/ Paul Trager
	Name:	Paul Trager
	Title:	Chief Financial Officer

LENDER:

TD BANK, N.A.

By:	/s/ Christina Uleano
	Name:	Christina Uleano
	Title:	Vice President

PREFERRED HOLDERS:

UCC-MKTG INVESTMENT, LLC

By:	UCC-MKTG PARTNERS, LLC, its Manager

By:	/s/ Gregory J. Garville
	Name:	Gregory J. Garville
	Title:	Manager

MARC C. PARTICELLI
1996 FAMILY TRUST

By:	/s/ Kaye Particelli
	Name:	Kaye Particelli
	Title:	Trustee

/s/ Marc Particelli
Name:	Marc Particelli

/s/ Charles Horsey
Name:	Charles Horsey

/s/ Patty Hubbard
Name:	Patty Hubbard

/s/ James Ferguson
Name:	James Ferguson

/s/ Dave Arnold
Name:	Dave Arnold

EXHIBIT A

PREFERRED HOLDERS

A-1